Exhibit 99.1

FERRELLGAS PARTNERS REPORTS THIRD QUARTER RESULTS;
REAFFIRMS GUIDANCE FOR FISCAL 2015 ADJUSTED EBITDA

OVERLAND PARK, KAN., June 09, 2015 (GLOBENEWSWIRE) — Ferrellgas Partners, L.P. (NYSE:FGP) announced today Adjusted EBITDA of $96.3 million for fiscal 2015’s third quarter ended April 30, down 4% from the $99.8 million in the prior year quarter reflecting temperatures that were 6% warmer than prior year quarter. Distributable Cash Flow (DCF) to equity investors in the quarter was $70.0 million producing DCF coverage of 1.12x for the trailing twelve month period.

Propane margin cents per gallon benefited from wholesale commodity prices that were 54% lower than the prior year. Operating expense of $106.9 million was down more than 6% from the year-ago level, driven primarily by the company’s ability to flex down our variable delivery costs, including personnel and fuel cost, which more than offset additional operating expenses associated with our midstream acquisition in May of 2014.  Strong margin cents per gallon and lower operating expenses helped minimize the effect of warmer temperatures in the more highly concentrated geographic areas we serve.

“We are pleased with our third quarter results given the challenges presented by the warmer weather” said President and Chief Executive Officer Stephen L. Wambold. “Strong propane margins, operational flexibility, and a continued focus on expense discipline in our retail operations are continuing to offset the effect of the warmer temperatures, and as such we are comfortable reaffirming our full-year adjusted EBITDA guidance of $300 million to $320 million.”

Ferrellgas recently announced the acquisition of Bridger Logistics, LLC for $837.5 million. The Bridger transaction, scheduled to close in our fourth quarter 2015, is expected to be immediately accretive to DCF, supportive of distribution growth, and pushes the company to its near-term diversification goal. In addition to that achievement, Ferrellgas remains dedicated to the aggressive pursuit of accretive, complementary acquisitions in both the traditional propane space and midstream.

“We’ve made smart business decisions over the last few years and put ourselves in position to move boldly and decisively on the acquisition front,” Wambold said. “Our acquisition pipeline is strong and keeps getting stronger, and we remain committed to exploring a wide range of opportunities that fit our model and our culture.”

For the first nine months ended April 30 of fiscal 2015, Adjusted EBITDA improved to $267.6 million, up from $262.6 million posted in the first nine months of the prior fiscal year. Similar to our quarterly results, strong margin cents per gallon and operating expense declines offset temperatures that were 8% warmer than the fiscal 2014 period.  Net earnings were $89.4 million or $1.06 per unit for the first nine months of fiscal 2015.

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, or 25.6% of the outstanding units, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 29, 2014.  Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas

Finance Corp. for the fiscal year ended July 31, 2014 and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts:

Jack Herrold, Investor Relations

jackherrold@ferrellgas.com or (913) 661-1851

Scott Brockelmeyer, Media Relations

scottbrockelmeyer@ferrellgas.com or (913) 661-1830

Jim Saladin, Media Relations

jimsaladin@ferrellgas.com or (913) 661-1833

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FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE, NINE AND TWELVE MONTHS ENDED APRIL 30, 2015 AND 2014

(in thousands, except per unit data)

(unaudited)

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2015	2014	2015	2014	2015	2014
Revenues:
Propane and other gas liquids sales	$445,667	$625,117	$1,400,895	$1,796,786	$1,751,452	$2,109,290
Other	86,884	97,000	240,984	210,044	289,457	248,213
Total revenues	532,551	722,117	1,641,879	2,006,830	2,040,909	2,357,503

Cost of product sold:
Propane and other gas liquids sales	253,684	422,256	849,190	1,232,516	1,073,062	1,421,677
Other	59,586	69,388	153,736	131,443	180,445	152,551

Gross profit	219,281	230,473	638,953	642,871	787,402	783,275

Operating expense	106,883	113,923	316,913	333,632	429,474	434,470
Depreciation and amortization expense	23,324	20,913	70,576	61,771	93,007	82,593
General and administrative expense	8,252	12,194	29,701	35,070	40,614	44,701
Equipment lease expense	6,347	4,638	17,674	12,978	22,441	17,113
Non-cash employee stock ownership plan compensation charge	8,566	3,710	16,728	10,389	28,128	13,485
Non-cash stock-based compensation charge (a)	3,271	5,832	19,701	16,182	28,027	21,293
Loss on disposal of assets	2,203	1,732	4,578	3,426	7,638	8,119

Operating income	60,435	67,531	163,082	169,423	138,073	161,501

Interest expense	(23,510)	(20,189)	(71,797)	(64,372)	(93,927)	(86,379)
Loss on extinguishment of debt	—	—	—	(21,202)	—	(21,202)
Other income (expense), net	212	225	(415)	498	(1,392)	546

Earnings before income taxes	37,137	47,567	90,870	84,347	42,754	54,466

Income tax expense	917	1,677	1,448	2,391	1,573	1,570

Net earnings	36,220	45,890	89,422	81,956	41,181	52,896

Net earnings attributable to noncontrolling interest (b)	408	505	1,027	950	581	694

Net earnings attributable to Ferrellgas Partners, L.P.	35,812	45,385	88,395	81,006	40,600	52,202

Less: General partner’s interest in net earnings	358	454	884	810	406	522

Common unitholders’ interest in net earnings	$35,454	$44,931	$87,511	$80,196	$40,194	$51,680

Earnings Per Unit
Basic and diluted net earnings per common unitholders’ interest	$0.43	$0.57	$1.06	$1.01	$0.49	$0.65

Weighted average common units outstanding	82,717.6	79,177.8	82,536.1	79,127.1	82,200.8	79,113.2

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2015	2014	2015	2014	2015	2014

Net earnings attributable to Ferrellgas Partners, L.P.	$35,812	$45,385	$88,395	$81,006	$40,600	$52,202
Income tax expense	917	1,677	1,448	2,391	1,573	1,570
Interest expense	23,510	20,189	71,797	64,372	93,927	86,379
Depreciation and amortization expense	23,324	20,913	70,576	61,771	93,007	82,593
EBITDA	83,563	88,164	232,216	209,540	229,107	222,744
Loss on extinguishment of debt	—	—	—	21,202	—	21,202
Non-cash employee stock ownership plan compensation charge	8,566	3,710	16,728	10,389	28,128	13,485
Non-cash stock based compensation charge (a)	3,271	5,832	19,701	16,182	28,027	21,293
Loss on disposal of assets	2,203	1,732	4,578	3,426	7,638	8,119
Other income (expense), net	(212)	(225)	415	(498)	1,392	(546)
Change in fair value of contingent consideration (included in operating expense)	—	—	(6,300)	—	(1,300)	—
Litigation accrual and related legal fees associated with a class action lawsuit (included in operating expense)	83	97	806	1,422	1,133	1,652
Unrealized (non-cash) gain on changes in fair value of derivatives not designated as hedging instruments	(1,609)	—	(1,609)	—	(1,609)	—
Net earnings attributable to noncontrolling interest (b)	408	505	1,027	950	581	694
Adjusted EBITDA (c)	96,273	99,815	267,562	262,613	293,097	288,643
Net cash interest expense (d)	(22,422)	(19,941)	(68,599)	(61,507)	(90,778)	(82,173)
Maintenance capital expenditures (e)	(5,151)	(4,762)	(14,863)	(13,345)	(19,191)	(17,419)
Cash paid for taxes	(67)	(225)	(333)	(403)	(746)	(865)
Proceeds from asset sales	1,331	785	4,060	3,267	5,317	5,234
Distributable cash flow to equity investors (f)	69,964	75,672	187,827	190,625	187,699	193,420
Distributable cash flow attributable to general partner and non-controlling interest	1,400	1,513	3,757	3,813	3,754	3,868
Distributable cash flow attributable to common unitholders	68,564	74,159	184,070	186,812	183,945	189,552
Less: Distributions paid to common unitholders	41,359	39,594	124,074	118,702	164,688	158,237
Distributable cash flow excess/(shortage)	$27,205	$34,565	$59,996	$68,110	$19,257	$31,315

Propane gallons sales
Retail - Sales to End Users	178,583	185,961	518,726	558,142	611,942	653,377
Wholesale - Sales to Resellers	67,823	71,963	211,068	233,664	272,616	294,715
Total propane gallons sales	246,406	257,924	729,794	791,806	884,558	948,092

Midstream operations (barrels processed)	4,515	—	13,234		15,734	—

(a)  Non-cash stock-based compensation charges consist of the following:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2015	2014	2015	2014	2015	2014
Operating expense	$621	$1,166	$4,233	$3,503	$6,065	$4,168
General and administrative expense	2,650	4,666	15,468	12,679	21,962	17,125
Total	$3,271	$5,832	$19,701	$16,182	$28,027	$21,293

(b)    Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)     Adjusted EBITDA is calculated as net earnings attributable to Ferrellgas Partners, L.P., income tax expense, interest expense, depreciation and amortization expense, loss on extinguishment of debt, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, loss on disposal of assets, other income (expense), net, change in fair value of contingent consideration, litigation accrual and related legal fees associated with a class action lawsuit, unrealized (non-cash) gain on changes in fair value of derivatives not designated as hedging instruments and net earnings attributable to noncontrolling interest.  Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)    Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)     Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)      Management considers distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

The following table includes a reconciliation of forecasted net earnings attributable to Ferrellgas Partners, L.P. to forecasted Adjusted EBITDA for the fiscal year ending July 31, 2015.

Forecast
Fiscal Year
Ending
July 31,
2015
Net earnings attributable to Ferrellgas Partners, L.P. (estimate) (g)	$70,500
Interest expense (estimate)	95,000
Income tax expense (estimate)	1,500
Depreciation and amortization expense (estimate)	93,000
Non-cash employee stock ownership plan compensation charge (estimate)	25,000
Non-cash stock based compensation charge (estimate)	24,000
Loss on disposal of assets (estimate)	6,400
Change in fair value of contingent consideration (included in operating expense) (estimate)	(6,300)
Litigation accrual and related legal fees associated with a class action lawsuit (estimate)	900
Adjusted EBITDA (h)	$310,000

(g) Represents estimated net earnings attributable to Ferrellgas Partners, L.P. after adjusting for change in fair value of gains and losses on commodity and interest rate derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on these instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices and interest rates which cannot be forecasted.

(h) Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2015.

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	April 30, 2015	July 31, 2014
ASSETS

Current Assets:
Cash and cash equivalents	$7,409	$8,289
Accounts and notes receivable, net (including $182,305 and $159,003 of accounts receivable pledged as collateral at April 30, 2015 and July 31, 2014, respectively)	189,569	178,602
Inventories	98,636	145,969
Prepaid expenses and other current assets	45,406	32,071
Total Current Assets	341,020	364,931

Property, plant and equipment, net	614,287	611,787
Goodwill	285,436	273,210
Intangible assets, net	300,663	276,171
Other assets, net	51,451	46,171
Total Assets	$1,592,857	$1,572,270

LIABILITIES AND PARTNERS’ DEFICIT

Current Liabilities:
Accounts payable	$54,164	$69,360
Short-term borrowings	—	69,519
Collateralized note payable	117,000	91,000
Other current liabilities	146,198	125,161
Total Current Liabilities	317,362	355,040

Long-term debt (a)	1,344,392	1,292,214
Other liabilities	34,458	36,662
Contingencies and commitments

Partners’ Deficit:
Common unitholders (82,717,620 and 81,228,237 units outstanding at April 30, 2015 and July 31, 2014, respectively)	(16,717)	(57,893)
General partner unitholder (835,532 and 820,487 units outstanding at April 30, 2015 and July 31, 2014, respectively)	(60,238)	(60,654)
Accumulated other comprehensive income (loss)	(27,247)	6,181
Total Ferrellgas Partners, L.P. Partners’ Deficit	(104,202)	(112,366)
Noncontrolling Interest	847	720
Total Partners’ Deficit	(103,355)	(111,646)
Total Liabilities and Partners’ Deficit	$1,592,857	$1,572,270

(a)    The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.